UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2021

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AMERICAN DIVERSIFIED HOLDINGS CORP

(Exact name of registrant as specified in its charter)

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Nevada	001-16813	88-0490720
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 S Australian Ave #600 West Palm Beach FL 33401

(Address of Principal Executive Offices) (Zip Code)

(954) 837-6833

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 27th 2021 American Diversified Holdings Corp. (the “Company” or “we”) incorporated American Diversified Holdings Corp. in the State of New York which is affiliate of American Diversified Holdings Corp. (OTC ADHC) Nevada Corporation. The Wyoming American Diversified company is a private company which hijacked the OTC ADHC identity. A copy of the New York complainant is attached and self-explanatory

ADHC Twitter account since 2019 is @AdhcCorp

The hijacking was assisted by the company’s ex transfer agent. The hijacker Ernest Remo quickly changed transfer agents to confuse the matters further. The new transfer agent has been placed on notice and the duly appointed Nevada management is working towards having the transfer agent verify the same.

The hijacker Ernest Remo has issued approximately 500 million extra common shares for consulting services. These new share issuances are having a devastating effect on the ADHC shareholder’s.

The true duly appointed Nevada ADHC managements is of the opinion that a DTC stock chill is imminent.

Mr Ernest Remo has conducted himself in similar fashion with other issuers he represented such as OTC: PTTN

https://www.otcmarkets.com/stock/PTTN/news/SEC-Suspension-of-Trading?id=291616 and namely” The Commission temporarily suspended trading in the above securities because of questions regarding: the adequacy and accuracy of information concerning the securities of each of the issuers listed above because questions have arisen as to their operating status, if any; the recent, increased activity and volatility in trading in the securities of each of these issuers, in the absence of any publicly available news or recent information by these issuers; and certain social media accounts may be engaged in a coordinated attempt to artificially influence their share prices. The stock of each of the issuers above is quoted and traded on OTC Link whose parent company is OTC Markets Group, Inc. None of the issuers above has posted any information with OTC Markets Group, Inc. or filed any information with the Securities and Exchange Commission for over a year.”

The true Nevada management is of the opinion that ADHC may meet the same fate as PTTN unless a quick and meaningful resolution to the ADHC hijacking is addressed.

None of the press releases issued by the ADHC hijackers are true.

The hijackers are using OTC “supplemental” news service (a downloadable file) so not to draw the attention of the SEC and other regulators.

The true Nevada ADHC management may not have any options but to seek Chapter 11 bankruptcy protection to recover the ill gotten shares and to rid it self of the damage caused by the hijacking of ADHC. The shareholders are cautioned that they may lose their entire investment in the reorganization and the reverse stock split.

Item 5.01 Changes in Control of Registrant.

New officer have been appointed with the NY entity:

Mr. Miro Zecevic as a President, Treasurer, Secretary of American Diversified Holdings Corp. New York

Mr. Zecevic is appointed as a Chairman of the board of Directors of the American Diversified Holdings Corp in New York.

Mr. Miro Zecevic has the power of attorney to sign all documents in the name and for the benefit of American Diversified Holdings Corp. incorporated in the New York State and for the purpose of on going litigation with the hijackers of ADHC c/o Ernest Remo,

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Incorporation
99.1	Board Resolution Appointing Officers
99.2	State of New York Amended Complaint, dated October 26, 2021

Board Resolution

NY Complaint

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN DIVERSIFIED HOLDINGS CORP

By	/s/ Jacinto Ródenas Jiménez
Name: Jacinto Ródenas Jiménez Title: President

Date:  October 29, 2021

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